UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2013

PAN GLOBAL, CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

123 W. Nye Lane, Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 983-1623

N/A

(Former name or former address, if changed since last report.)

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

On November 4, 2013, Pan Global, Corp., a Nevada corporation (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with Anatom Associates, S.A. (“Anatom”), pursuant to which Anatom has agreed to purchase, from time to time as requested by the Company, one or more promissory notes of the Company, bearing interest at the rate of 8% per year and maturing on the first year anniversary date of the date of issuance (the “Promissory Notes”). The maximum amount that the Company may borrow under the Loan Agreement is $1 million (the “Maximum Amount”) and amounts borrowed under the Loan Agreement and repaid or prepaid may not be re-borrowed. As of the date of the Loan Agreement, the Company has borrowed an aggregate of $118,500 of the Maximum Amount. The Company has also previously borrowed an aggregate of $353,500 from Anatom pursuant to a series of one-year Promissory Notes, as amended, bearing interest at the rate of 8% per annum, each of which is currently outstanding and not included in the Maximum Amount. The Promissory Notes are non-convertible.

Pursuant to the terms and conditions of the Loan Agreement, the Company shall use a portion of the borrowed funds under the Loan Agreement to consummate the First Closing under the Company’s definitive Stock Purchase Agreement, dated October 28, 2013 (the “Stock Purchase Agreement”), by and between Regency Yamuna Energy Limited, an India corporation (“RYEL”), RYEL’s director and majority stockholder and the remaining stockholders of RYEL, and Pan Asia Infratech Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Pan Asia Infratech”), to enable RYEL to complete the construction of its 5.7 MW small-hydro project in northern India (the “Project”) as contemplated under the Stock Purchase Agreement and enable the Project to be connected to the UPCL power grid and produce power in the normal course of operations. The remaining borrowed funds under the Loan Agreement shall be used for general corporate purposes of the Company.

If any Event of Default occurs and is continuing, then, the commitments of Anatom as set forth under the Loan Agreement shall automatically and immediately terminate and the loans (with accrued interest thereon) and all other amounts owing under the Loan Agreement and the other loan documents shall immediately become due and payable. Pursuant to the Loan Agreement, the following shall constitute an Event of Default:

1.	the Company fails to pay any principal of any Promissory Note when due whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise and such failure remains unremedied for a period of ten (10) Business Days;

2.	any representation, warranty, certification or other statement of fact made or deemed made by or on behalf of the Company herein or in any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, proves to have been false or misleading in any material respect on or as of the date made or deemed made;

3.	the Company fails to perform or observe any covenant, term, condition or agreement contained in the Loan Agreement or other Loan Document; and such failure continues unremedied for a period of ten (10) Business Days after written notice to the Company from Anatom;

4.	the Company or Pan Asia Infratech (x) commences any case, proceeding or other action under any existing or future Debtor Relief Law, seeking (A) to adjudicate it as bankrupt or insolvent, or (B) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (C) appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (y) makes a general assignment for the benefit of its creditors;

5.	there is commenced against the Company or Pan Asia Infratech in a court of competent jurisdiction any case, proceeding or other action of a nature referred to in clause (d) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged, unstayed or unbonded for ninety (90) days;

6.	there is commenced against the Company or Pan Asia Infratech, in any case, a proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, stayed or bonded pending appeal within ninety (90) days from the entry thereof; or

7.	any Change of Control (as defined in the Loan Agreement) occurs.

The Loan Agreement will automatically terminate and be of no further force and effect upon the earlier to occur of (i) the satisfaction of all indebtedness, including the Promissory Notes and any additional indebtedness issued hereafter, between the Company and Anatom and (ii) written termination notice is delivered by the Company or Anatom to the other party.

The foregoing purports only to be a summary of the Loan Agreement. Such summary is qualified in its entirety by the contents of the Loan Agreement filed herewith as Exhibit 10.1 and incorporated by reference herein. Terms not defined herein shall have the meanings ascribed to them in the Loan Document.

Stock Purchase Agreement – Consummation of Initial Financing

As previously disclosed by the Company in a Form 8-K filed with the Securities and Exchange Commission on October 29, 2013, the Company, through Pan Asia Infratech, entered into the Stock Purchase Agreement on October 28, 2013 to acquire, in several stages, 100% of the outstanding shares and convertible debt (if not previously converted) of RYEL. RYEL is currently commissioning the Project, having a valuation of 671,100,000 Rupees (approximately $11,001,639 USD). The Project is estimated to be 95% complete and commercial operation is expected to commence during the fourth quarter of 2013. As disclosed in the Form 8-K, the Company consummated the Initial Financing under the Stock Purchase Agreement on October 28, 2013 by purchasing a debenture from RYEL in the aggregate principal amount of Rs. 4.2 million (4,200,000) (approximately $68,852 USD), bearing interest at the rate of 15% per year, maturing on the October 18, 2014 and convertible into common shares of RYEL at the rate of Rs. 14.50 per Share (the “Debenture”). Amounts due under the Debenture are secured as a secondary (residual) charge against all of the assets of RYEL, registered as a second lien on all of RYEL’s assets that have been pledged to RYEL’s senior secured indebtedness and as a first lien on any other assets of RYEL’s that have not been so pledged. Pursuant to the Stock Purchase Agreement, Pan Asia agreed to convert the Debenture at the first tranche of the First Closing.

Collateral Agreement

Pursuant to the Loan Agreement, the Company and Anatom have agreed to enter into a Collateral Agreement within ten (10) Business Days from the date of the Loan Agreement pursuant to which the Company shall pledge shares of the Company’s Series D Preferred Stock as collateral for the outstanding Promissory Notes under Loan Agreement (the “Pledged Securities”).The aggregate stated value of the Pledged Securities shall be equivalent to the outstanding borrowed funds under the Loan Agreement and the certificate(s) evidencing the Pledged Securities shall be registered in the name of Anatom, or its designee(s), and held by Philip Magri, Esq. of The Magri Law Firm, PLLC, as escrow agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under the “Loan Agreement” sub-heading of Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1(1)	Loan Agreement, dated November 4, 2013, by and between Pan Global, Corp., as Borrower, and Anatom Associates, S.A., as Lender
10.2(2)	Stock Purchase Agreement, dated October 28, 2013, by and among Regency Yamuna Energy Limited, Mr. Arun Sharma, the Selling Stockholders and Pan Asia Infratech Corp.
10.3(2)	15% Convertible Debenture of Regency Yamuna Energy Limited f/b/o Pan Asia Infratech Corp.

(1)	Filed herewith.

(2)	Filed as an Exhibit to the Form 8-K filed on October 29, 2013 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAN GLOBAL, CORP.

Dated: November 4, 2013	By:	/s/ BHARAT VASANDANI
Bharat Vasandani
Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)